As filed with the Office of the Securities and Exchange Commission on August 12, 2015

Registration No. 333-206110

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________

SHORE BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1974638
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)

28969 Information Lane, Easton, Maryland 21601

(Address of Principal Executive Offices)

___________________________

Lloyd L. Beatty, Jr.

President and Chief Executive Officer

Shore Bancshares, Inc.

28969 Information Lane, Easton, Maryland 21601

(410) 763-7800

(Name, Address and Telephone Number of Agent for Service)

___________________________

Copies to:

Kevin Houlihan

Holland & Knight LLP

800 17th Street, NW

Suite 1100

Washington, DC 20006

(202) 469-5269

___________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $.01 per share	840,000	$9.55	$8,022,000	$932.16

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(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Represents the maximum number of shares of Common Stock currently authorized by the Registrant for offer and sale by it under the Shore Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan.
(2)	Calculated pursuant to Rule 457(c) of the Securities Act of 1933, based on the average high and low prices reported on the NASDAQ Global Select Market under the symbol SHBI, on August 3, 2015, which is within five (5) business days of the filing hereof.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities or accept your offer to buy any of them until the documentation filed with the Securities and Exchange Commission relating to these securities has been declared “effective” by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or legal.

Subject to completion, dated August 12, 2015

Prospectus

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

840,000 SHARES OF COMMON STOCK

Dear Shareholders:

We are pleased to send you this Prospectus describing the Dividend Reinvestment and Stock Purchase Plan of Shore Bancshares, Inc. The Plan offers our shareholders the opportunity to purchase shares of our common stock, $0.01 par value, with automatically reinvested dividends or optional cash payments, without payment of brokerage commissions or fees, except when shares are sold for a participant’s account.

Shares of our common stock purchased with reinvested dividends will be purchased either (i) from us at the market value determined by the Plan, or (ii) in the open market. We currently intend to purchase all shares for the Plan in the open market, but will retain the flexibility under the Plan to permit purchases from us when in the best interest of the Company. We reinvest dividends under the Plan at the same time we pay dividends, and shareholders may participate in the Plan with respect to all or any portion of their shares. Shareholders may also purchase additional shares of our common stock under the Plan on a monthly basis with optional cash payments. Optional cash payments may be made at any time, but may not be less than $100 per payment or total more than $5,000 per month. We pay all brokerage commissions and fees, in connection with the Plan, except brokerage fees incurred upon disposition of shares held under the Plan.

You may enroll in the Plan at any time by completing an Enrollment Form and returning it to Broadridge Corporate Issuer Solutions, Inc., the Plan agent.

Our shareholders who choose not to participate in the Plan will continue to receive cash dividends when and if declared by our Board of Directors. The Plan does not represent a change in our dividend policy or a guaranty of future dividends. The declaration of dividends by our Board of Directors will continue to depend on earnings, financial requirements, regulatory directives and other factors.

This Prospectus describes the Plan as currently in effect, and you are urged to read it carefully before deciding whether to participate. Shares of our common stock are traded on the NASDAQ Global Select Market under the symbol “SHBI.” The closing price for our common stock on August 11, 2015 was $9.51 per share.

We have registered 840,000 shares of our common stock for sale under the Plan. You should keep this prospectus for future reference.

Lloyd L. Beatty, Jr.

President and Chief Executive Officer

Investing in our securities involves certain risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus, and the risk factors that may be included in a prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission.

________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY WILL BE OUR EQUITY SECURITIES AND WILL NOT BE DEPOSITS OR SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF SHORE BANCSHARES, INC., AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.

________________

Our principal executive office is located at 28969 Information Lane, Easton, Maryland 21601 and our telephone number is (410) 763-7800.

The date of this Prospectus is                , 2015

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ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, relating to the offer and sale of shares of our common stock. This prospectus does not include all of the information in the registration statement, but provides you with a general description of the securities offered and the Shore Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan and the securities offered. The registration statement can be read at the SEC web site or at the SEC offices. See “WHERE YOU CAN FIND MORE INFORMATION” for more information. When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated herein by reference.

We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Shore Bancshares”, “the Company”, “we”, “us”, “our” and similar terms refer to Shore Bancshares, Inc.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date of the initial registration statement and prior to effectiveness of the registration statement. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents and information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2015 and March 31, 2015;

•	Current Reports on Form 8-K filed on July 8, 2015, May 11, 2015 and April 30, 2015.

•	Annual meeting proxy statement (only those portions that have been incorporated by reference in the 2014 Annual Report on Form 10-K); and

•	Description of our common stock which appears in our Registration Statement on Form 10/A filed on May 30, 1997, or any description of the common stock that appears in any prospectus forming a part of any subsequent registration statement of the Company or in any registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

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In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing date of the registration statement to which this prospectus relates and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus. In no event, however, will any of the information that we “furnish” to the SEC under Items 2.02, 7.01 or 8.01 of any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise be included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will promptly provide without charge to each person to whom this prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person. Written requests should be directed to: Shore Bancshares, Inc., Corporate Secretary, 28969 Information Lane, Easton, Maryland 21601. Telephone requests should be directed to the Corporate Secretary at (410) 763-7800.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Act.

This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available to the public on our website at www.shbi.net, as well as through document retrieval services. You may read and copy any periodic reports, proxy statements or other information we file at the SEC’s public reference room in Washington, D.C., located at: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained, or incorporated by reference, in this prospectus may include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Such statements constitute “forward-looking information” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act.

These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.

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The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

•	general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products, our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans;

•	results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets;

•	changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or our subsidiary banks in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products;

•	changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet;

•	our liquidity requirements could be adversely affected by changes in our assets and liabilities;

•	the effect of legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry;

•	competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals;

•	the growth and profitability of non-interest or fee income being less than expected;

•	the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies; and

•	the effect of fiscal and governmental policies of the United States federal government.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our periodic and current reports that we file with the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our periodic and current reports to the SEC incorporated by reference in this prospectus and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus before making an investment decision. Our business, financial condition and/or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described in the documents incorporated by reference in this prospectus.

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ABOUT SHORE BANCSHARES, INC.

Shore Bancshares is a Maryland corporation and the largest independent financial holding company headquartered on the Eastern Shore of Maryland. We are the parent company of The Talbot Bank of Easton, Maryland, a Maryland-chartered commercial bank located in Easton, Maryland, or Talbot Bank, and CNB, a Maryland-chartered commercial bank with trust powers located in Centreville, Maryland. These bank subsidiaries operate 18 full service branches in Kent, Queen Anne’s, Talbot, Caroline and Dorchester Counties in Maryland and Kent County, Delaware. We engage in the insurance business through three insurance producer firms, The Avon-Dixon Agency, LLC, a Maryland limited liability company, Elliott Wilson Insurance, LLC, a Maryland limited liability company, and Jack Martin & Associates, Inc., a Maryland corporation; and an insurance premium finance company, Mubell Finance, LLC, a Maryland limited liability company. We engage in the trust services business through the trust department at CNB under the trade name Wye Financial & Trust.

We have three inactive subsidiaries, SHBI, Inc. and SHB2, Inc. (formerly known as TSGIA, Inc. and Tri-State General Insurance, LTD), and Wye Financial Services, Inc. all of which were organized under Maryland law.

We dissolved our subsidiary, Share Pension Services, LLC and allowed the charter to expire and be classified as forfeiture status for its subsidiary Wye Mortgage, LLC.

Talbot Bank owns all of the issued and outstanding securities of Dover Street Realty, Inc., a Maryland corporation that engages in the business of holding and managing real property acquired by Talbot Bank as a result of loan foreclosures.

We operate in two business segments: community banking and insurance products and services. Financial information related to our operations in these segments for each of the three years ended December 31, 2014 is provided in Note 26 to the Company’s Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2014. A detailed discussion of our business is contained in Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” above for information on how to obtain a copy of our annual report and any subsequent reports.

Our principal executive office is located at 28969 Information Lane, Easton, Maryland 21601 and our telephone number is (410) 763-7800. We maintain an Internet site at http://www.shorebancshares.com on which we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to the foregoing as soon as reasonably practicable after these reports are electronically filed with, or furnished to, the SEC.

At June 30, 2015, we had consolidated total assets of approximately $1.08 billion, total loans (net of the allowance for credit losses) of approximately $733.1 million, total deposits of approximately $928.9 million, and stockholders’ equity of approximately $143.4 million.

SUPERVISION AND REGULATION

We are a financial holding company registered under the Bank Holding Company Act of 1956, as amended. We and our bank subsidiaries are extensively regulated under federal and state laws. The regulation of financial holding companies and banks is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of security holders. For a discussion of the material elements of the extensive regulatory framework applicable to us and our bank subsidiaries, please refer to Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014 under the heading “Supervision and Regulation” and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospects. See “WHERE YOU CAN FINE MORE INFORMATION” above for information on how to obtain a copy of our Form 10-K and any subsequent reports.

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DESCRIPTION OF THE PLAN

The following sets forth the provisions of the Plan in question and answer form. The holders of our common stock who do not wish to participate in the Plan will continue to receive cash dividends in the same manner, if and when declared by our Board of Directors.

Purposes and Advantages

1.   What is the purpose of the Plan? The purpose of the Plan is to provide our eligible shareholders with a means of investing cash dividends and/or optional cash payments into shares of our common stock, without paying brokerage commissions, service charges or other expenses.

2.   What are the advantages of the Plan? Participants in the Plan may:

•	Reinvest dividends and invest optional cash payments without brokerage commissions or fees.

•	Invest the full amount of dividends in our common stock since the Plan provides for fractional interests in the shares held in the Plan.

•	Avoid safekeeping requirements and record-keeping costs through the free custodial service and reporting provisions of the Plan.

Participation

3.   Who is eligible to participate? Any record holder of our common stock is eligible to participate in the Plan with respect to any or all of his or her shares held of record. A holder of record is one who owns shares of our common stock registered in his or her name on our records.

4.   How does an eligible shareholder become a participant? An eligible shareholder may join the Plan by signing the Enrollment Form and returning it to the Plan agent. You will be provided with an Enrollment Form upon request of us or the Plan agent. See question number 8 below for the Plan agent’s contact information.

5.   When may a shareholder join the Plan? An eligible shareholder may join the Plan at any time.

If an Enrollment Form specifying reinvestment of dividends is received by the Plan agent at least five business days prior to the record date established for payment of a dividend, reinvestment will begin with that dividend payment. If the Enrollment Form is received within five business days prior to the record date established for a dividend, the reinvestment of dividends will begin with the next succeeding dividend payment. See question number 13 below for information concerning the investment of optional cash payments.

6.   What does the Enrollment Form provide? The Enrollment Form allows you to indicate how you wish to participate in the Plan. You may indicate whether you will reinvest dividends paid on all or a specified number of your shares of our common stock or whether you will make optional cash payments, or both.

7.   May a participant change his method of participation after enrollment? If a participant elects to participate only in the optional cash payment feature, but later decides to enroll in the dividend reinvestment feature, an additional Enrollment Form (as described in question number 4 above) must be executed and returned to the Plan agent at least 5 days prior to the dividend record date. If a participant elects to participate through the reinvestment of dividends, but later decides to participate in the optional cash payment feature, or if a participant wishes to change the number of shares for which dividends will be reinvested, the participant must notify the Plan agent in writing or via the Shareholder Portal to that effect. The portal can be accessed 24 hours a day, 7 days a week by visiting http://investor.broadridge.com and following the directions to enroll and log in. Such notification must be received at least 5 days prior to the dividend record date in order to apply to the reinvestment of the corresponding dividend. See question number 17 below.

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Administration

8.   Who administers the Plan for participants? Broadridge Corporate Issuer Solutions is the Plan agent and administers the Plan for participants, arranges for the custody of share certificates, keeps records, sends statements of account to participants and performs other duties relating to the Plan. As Plan agent, Broadridge is acting on behalf of Shore Bancshares, is not acting as the broker-dealer and will not execute any purchase or sale on behalf of participants. Rather, the Plan agent will forward requests to purchase or sell such shares to a broker-dealer appointed by Broadridge, including possibly a broker-dealer affiliated with Plan Agent, who will execute the transaction. All inquiries and communications relating to the Plan should include your name as listed in registration, address and account number and should be directed to the Plan agent at:

Broadridge Corporate Issuer Solutions

Dividend Reinvestment Plans

P. O. Box 1342

Brentwood, New York 11717

Phone: 1-866-232-0392 or

1-720-358-3588

For overnight delivery services:

Broadridge Corporate Issuer Solutions, Inc.

1155 Long Island Avenue

Attn: IWS

Edgewood, NY 11717

See question number 26 below for additional information regarding the responsibilities of the Plan agent. Other inquiries regarding us should be directed to Investor Relations, Shore Bancshares, Inc., 28969 Information Lane, Easton, Maryland 21601-7007

Costs

9.   Are there any expenses to participants in connection with purchases under the Plan? No. Participants will incur no brokerage commissions or service charges for purchases made under the Plan. We will pay the costs of the administration of the Plan, except for service charges by the Plan agent for the deposit of shares for safekeeping, check reissuance, transfers of shares, issuances of certificates and brokerage commissions and fees, if any, when shares are sold for a participant’s account. See question number 20 below concerning participant expenses for the liquidation of fractional interests and question number 22 below concerning federal income tax consequences.

Purchase of Shares

10.   How many shares of our common stock will be purchased for participants? If you become a participant in the Plan, the number of shares to be purchased depends on the amount of your dividends, optional cash payments, or both, and the market price of our common stock. Your account will be credited with the number of shares, including fractional interests computed to four decimal places, equal to the total amount to be invested, divided by the applicable purchase price per share. See question number 11 below for an explanation of the purchase price.

11.   When and at what price will shares of our common stock be purchased under the Plan? On each date that we pay cash dividends, we will pay to the Plan agent the total amount of dividends payable on all of the shares of our common stock that are enrolled in the Plan, including shares held in Plan accounts. The Plan agent will forward this cash, along with any optional cash payments received by the Plan agent at least two (2) business days before the payable and/or purchase date, to a broker-dealer appointed by the Plan agent, who will purchase shares of our common stock for the accounts of the participants. Participants will become owners of the shares purchased for them under the Plan on the purchase date on which such shares are purchased; however, for federal income tax purposes, the holding period will commence on the following day. See question number 22 below for an explanation of federal income tax consequences.

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At our option, shares of our common stock will be purchased either from us or in the open market. The purchase price of shares of our common stock purchased directly from us with reinvested dividends or optional cash payments will be determined by taking the average of the last sales prices of our common stock on The Nasdaq Global Market for the preceding three days in which trades of our common stock took place before the applicable purchase date or, if such information is not available, the average of the bid and asked prices of our common stock on the day before the applicable purchase date. We currently intend to purchase all shares for the Plan in the open market, but will retain the flexibility under the Plan to permit purchases from us when in the best interests of the Company and our stockholders. Shares of our common stock purchased with reinvested dividends or optional cash payments in the open market will be purchased at the then prevailing market price. Each account will be credited with an amount of our common stock equal to the amount invested divided by the weighted average purchase price. No purchases may be made from us in the event that the purchase price per share is less than the par value of our common stock, $0.01 per share. In such event, any optional cash payments received or any dividends payable, and not previously invested, will be used to purchase shares of our common stock in the open market.

12.   Will certificates be issued for shares of our common stock purchased under the Plan? Unless requested by a participant, separate certificates for shares of our common stock purchased under the Plan will not be issued to participants. Certificates for shares purchased will be issued to and held by a nominee of and for the benefit of participants. The number of shares purchased for your account under the Plan will be shown on your statement of account. This feature protects against loss, theft or destruction of stock certificates.

The Plan allows a participant to deposit shares of common stock registered in such participant’s name with the Plan agent to be administered under the Plan.

Certificates for any number of whole shares credited to a participant’s account under the Plan will be issued upon the participant’s written request for a fee. Any remaining full shares and fractional interests will continue to be credited to the participant’s account. Certificates representing fractional interests will not be issued under any circumstances. See question number 18 below for instructions on certificate issuance.

13.   Who will be eligible to make optional cash payments? Our eligible shareholders who have submitted a signed Enrollment Form are eligible to make such payments under the Plan at any time. Except as provided in the following sentence, we will apply on a purchase date any optional cash payment received from a participant no later than two (2) business days before such purchase date to the purchase of shares of our common stock for the account of the participant. Purchases are typically made on the last business day of each month, during months in which a dividend is payable optional cash investments will be executed with dividend purchases.

An initial optional cash payment may be made by a participant when enrolling in the Plan by enclosing a check with the Enrollment Form. Thereafter, optional cash payments may be made at any time by sending them to the Plan agent at the address set forth in question number 8 above. Optional cash payments may be made by sending a personal check, drawn from a U.S. Bank in U.S. Currency payable to Broadridge Corporate Issuer Solutions, Inc., P. O. Box 1342, Brentwood, NY 11717. Please include your Plan account number on your check (or other instrument). No interest will be paid on any optional cash payments. All optional cash deposits are final.

You may pre-authorize Broadridge to deduct a set amount ($100.00 minimum) from a U.S. checking, savings or credit union account. To initiate the bank draft, you must complete and sign the Authorization for Monthly Investments – Optional section of the Enrollment Form, and return it to Broadridge with a voided check for the bank account from which funds are to be drafted. Automatic bank drafts will be initiated as promptly as practicable. As an added security measure, Broadridge applies a five business day hold period to the initial association of banking account information to your investor account as well as changes made to established direct deposit or direct debit instructions. This hold period helps prevent unauthorized transactions.

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After the automatic bank draft is established reoccurring investment, funds will be drawn on the 15th of each month or if that date falls on a non-business day, the next business day. A shareholder can also establish a onetime debit instance to be drawn from their account. You should allow up to 4 weeks for the first automatic bank draft to be initiated. In order to terminate a bank draft, you must notify Broadridge in writing at least ten (10) business days prior to the next automatic bank draft date in order for the termination to be effective by that date.

14.   What are the limitations on making optional cash payments? The option to make cash payments is available at any time prior to a purchase date. The same amount of money need not be sent each month and you are under no obligation to make an optional cash payment in any month. Any optional cash payments you wish to make must not be less than $100 per payment nor may payments on behalf of any owner aggregate more than $5,000 in any month. We reserve the right, in our sole discretion, to determine who is an owner for purposes of the foregoing restrictions, and, without limitation, to determine whether optional cash payments on behalf of any particular owner aggregate more than $5,000 in any month. Our current procedure is to reject any shareholder who goes over the maximum.

Reports to Participants

15. What kind of reports will be sent to participants in the Plan? As soon as practicable after each purchase, a participant will receive a report of all transactions for year-to-date activity, including a statement of the number of shares allocated to the participant’s account, the amount of dividends received that are allocable to such participant, the amount of our common stock purchased and the price paid. These statements will provide a record of the cost of purchase under the Plan and should be retained for tax purposes. In addition, each participant will receive copies of our annual reports to shareholders, proxy statements and information for income tax reporting purposes.

A participant who changes his place of residence must promptly notify the Plan agent of the change of address. See question number 26 below.

Dividends

16.   Will participants be credited with dividends on shares held in their accounts under the Plan? Yes. The Plan agent will receive dividends for all shares held in the Plan on a dividend record date and credit such dividends to participants’ accounts on the basis of full shares and fractional interests credited to those accounts. Such dividends will either be reinvested in additional shares of our common stock or paid in cash depending on your election.

Discontinuation of Dividend Reinvestment

17.   How does a participant discontinue the reinvestment of dividends under the Plan? A participant may discontinue the reinvestment of dividends under the Plan by notifying the Plan agent in writing to that effect at least 5 days prior to a record date.

Options open to participants who wish to discontinue participation are: (a) withdrawal from the automatic dividend reinvestment feature, while continuing to participate in the optional cash payments feature, or (b) complete withdrawal from the Plan (dividend reinvestment and optional cash payments).

Withdrawal of Shares in Plan Accounts

18.   How may a participant withdraw shares purchased under the Plan? A participant who has purchased our common stock under the Plan may withdraw all or a portion of such shares from his Plan account by notifying the Plan agent in writing to that effect and specifying in the notice the number of shares to be withdrawn. There will be a $10.00 fee for withdrawing shares. This notice and fee should be mailed to the Plan agent at the address set forth in question number 8 above.

Certificates for whole shares of our common stock withdrawn from the Plan will be registered in the name of and issued to the participant. In no event will certificates representing fractional interests be issued.

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Upon the request of a participant, the Plan agent may also arrange for the sale of some or all of such participant’s shares held under the Plan by the broker-dealer engaged by the Plan agent. See question number 19.

19.   How may a participant sell shares purchased under the Plan? The Plan agent will arrange for the sale of some or all of a participant’s shares held under the Plan upon receipt of written instructions from a participant. Upon sale of such shares, the Plan agent will remit to the participant a check with the proceeds of such sale, less a $15.00 transaction fee and a $0.10 per share brokerage commission. Sales are subject to any applicable taxes.

Because the broker-dealer engaged by the Plan agent will sell the shares on behalf of the Plan, neither we nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of our common stock. That is, if you send in a request to sell shares, it is possible that the market price of our common stock could go down or up before the broker sells your shares. In addition, you will not earn interest on a sales transaction.

Prior written instructions from the participant must be received at least 5 business days preceding the sale. Sales of a participant’s shares will be made at then current market prices and sales of several participants may be aggregated, which is particularly attractive to holders of small amounts of our common stock because the Plan can combine odd lots and small numbers of shares into larger blocks to be sold, and thereby take advantage of lower brokerage costs that might not otherwise be available to individual participants in the sale of their shares. Participants may not direct the Plan agent to effect the sales subject to any price limits or other restrictions on sales.

20.   What happens to any fractional interest when a participant withdraws all shares from the Plan? Any fractional interest withdrawn will be liquidated and a cash payment made promptly from the proceeds thereof less brokerage commissions, fees and taxes, if any. The net sales proceeds for any fractional interest together with certificates for whole shares will be mailed separately to the withdrawing participant by the Plan agent.

21.   What happens to a participant’s Plan account if all shares in the participant’s own name are transferred or sold? If you dispose of all shares of our common stock registered in your own name, the Plan agent will, unless you also withdraw or sell all shares held in your account under the Plan, continue to reinvest the dividends on the shares held in your Plan account.

Federal Income Tax Consequences

22.   What are the Federal income tax consequences of participation in the Plan? The Plan does not offer a discount for purchases of our common stock with reinvested dividends. In the absence of a discount feature, the Internal Revenue Service has ruled that shareholders participating in dividend reinvestment plans are treated for federal income tax purposes as having received the full amount of the cash dividend that was payable, even though the shareholder received no cash, and then using that dividend to purchase additional shares of common stock of equivalent value.

In addition, in the case of shares purchased on the open market with reinvested dividends or optional cash contributions, the amount of any brokerage commissions paid on your behalf by Shore Bancshares, Inc. will be treated as distribution subject to income tax in the same manner as dividends.

To the extent distributions by us to our shareholders are treated as made from our earnings and profits, the distributions will be dividends taxable as ordinary income. At the present time, we expect to have sufficient earnings and profits such that participating shareholders can expect that the full amount of any distribution under the Plan will be taxable as a dividend.

The full amount of dividends reinvested will be eligible, in the case of corporate shareholders, for the dividends-received deduction available under the Internal Revenue Code.

In the case of foreign shareholders whose taxable income under the Plan is subject to federal income tax withholding and in the case of any shareholders as to whom federal income tax withholding on dividends is required, the dividend reinvested will be net of the amount of tax required to be withheld. All other shareholders will need to report all dividends and amounts treated as distributions, if any, as income on their annual tax returns.

9

The tax basis of any shares acquired through the Plan will be the purchase price on the applicable purchase date. The holding period for shares acquired through the Plan will begin on the day after the purchase date.

Participants should consult their own tax advisors as to the tax consequences of Plan transactions. Certain tax information will be provided to participants by the Plan agent as described in question number 15 above.

Other Information

23.   What happens if we have a common stock rights offering, issue a stock dividend or declare a stock split? Participation in any rights offering will be based upon both the shares registered in each participant’s name and the shares (including fractional interests) credited to such participant’s Plan account. Any stock dividend or share resulting from stock splits with respect to full shares and fractional interests credited to participant’s accounts will be added to their accounts. Any securities other than our common stock or rights to subscribe for securities other than our common stock received in respect of the shares held in the accounts of participants will be distributed by the Plan agent to the participants and will not become part of the Plan.

24.   How will a participant’s Plan shares be voted at a meeting of shareholders? All shares of our common stock credited to your account under the Plan will be voted as you direct. If on the record date for a meeting of shareholders there are shares credited to your account under the Plan, you will be sent the proxy material for such meeting. When you return an executed proxy, it will be voted with respect to all shares credited to you. Or, if you elect, you may direct the vote of all such shares in person at the shareholders’ meeting.

25.   What procedures should be followed to sell or pledge shares held in the Plan? A participant who wishes to sell or pledge shares credited to his account must request the withdrawal of such shares as described in question number 18 above.

26.   What is the responsibility of the Plan agent? The Plan agent receives the participant’s dividend payments, invests such amounts in additional shares of our common stock, maintains continuing records of each participant’s account, and advises participants as to all transactions in and the status of their accounts. The Plan agent acts in the capacity of agent for the participants.

All notices from the Plan agent to a participant will be addressed to the participant at his last address of record with the Plan agent. The mailing of a notice to a participant’s last address of record will satisfy the Plan agent’s duty of giving notice to such participant. Therefore, participants must promptly notify the Plan agent of any change of address.

Neither the Plan agent, the participant’s nominee or nominees, nor we shall have any responsibility for acts taken or omitted in connection with the Plan including, without limitation, any claim for liability arising out of failure to terminate a participant’s account upon such participant’s death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

The Plan agent had no responsibility with respect to the preparation or content of this Prospectus.

The participant should recognize that neither we nor the Plan agent can provide any assurance that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

All transactions in connection with the Plan, including the optional cash payments feature, shall be governed by the laws of the State of Maryland.

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27.   Who bears the risk of market price fluctuations in the shares of common stock? A participant’s investment in shares acquired under the Plan is no different from direct investment in shares of our common stock. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise. Neither we nor the Plan agent makes any representations with respect to the future value of the shares of our common stock purchased under the Plan. The participant should recognize that we, the Plan agent and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the shares of our common stock purchased or sold under the Plan.

THE SHARES OF COMMON STOCK PURCHASED IN ACCORDANCE WITH THE PLAN DO NOT CONSTITUTE SAVINGS ACCOUNTS OR DEPOSITS ISSUED BY A SAVINGS INSTITUTION OR BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

28.   May the Plan be changed or discontinued? While we hope to continue a dividend reinvestment and stock purchase plan indefinitely, our Board of Directors reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will be notified of any such suspension, termination or modification. We also may adopt reasonable procedures for the administration of the Plan.

We or the Plan agent may terminate a shareholder’s individual participation in the Plan at any time by written notice to the shareholder. In the event the Plan agent does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the Plan and a check for any fractional share.

USE OF PROCEEDS

We do not know either the number of shares of our common stock that ultimately will be purchased under the Plan from us or the prices at which shares will be sold. The net proceeds from the sale of our common stock offered pursuant to the Plan will be added to our general funds and used for general corporate purposes.

INDEMNIFICATION OF OUR DIRECTORS AND OFFICERS

Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, as amended, or the Bylaws, provide for the elimination of personal liability for directors and officers to the fullest extent required or permitted by the Maryland General Corporation Law, or the MGCL, including the advance of expenses. Under the MGCL a director or an officer of Shore Bancshares will have no personal liability for monetary damages except: (a) to the extent that the person actually received an improper benefit or profit in money, property, or services; or (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. An amendment or repeal of these provisions requires the approval of at least 80% of the aggregate votes entitled to be cast on the matter.

These provisions may have the practical effect in certain cases of eliminating the ability of our stockholders to collect monetary damages from directors and executive officers. We believe that these provisions are necessary to attract and retain qualified persons as directors and executive officers.

Our Bylaws obligate us to indemnify and advance expenses to a director or an officer in connection with a proceeding to the fullest extent permitted by and in accordance with Section 2-418 of the MGCL, or the Indemnification Section. However, we may not indemnify a director or an officer in connection with a proceeding commenced by such director or officer unless the Board authorized the proceeding. We may indemnify and advance expenses to employees and agents, other than directors and officers, as determined by and in the discretion of the board, in connection with a proceeding to the extent permitted by and in accordance with the indemnification section of the MGCL.

The Indemnification Section permits us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person was a director, officer, employee or agent of Shore Bancshares if he or she (a) acted in good faith, (b) reasonably believed her actions to be in or not opposed to the best interests of Shore Bancshares, (c) did not actually receive an improper personal benefit in money, property, or services, and (d) in a criminal proceeding, had no reasonable cause to believe her conduct was unlawful.

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Under the Indemnification Section, indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Indemnification may not be made unless authorized for a specific proceeding after a determination has been made that the director has met the applicable standard of conduct. This determination is required to be made: (a) by the board of directors; (b) by special legal counsel selected by the board of directors or a committee of the board by vote; or (c) by the stockholders.

We may pay, before final disposition, the expenses, including attorneys’ fees, incurred by a director, officer, employee or agent in defending a proceeding when the director of officer gives and undertaking to Shore Bancshares to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. Shore Bancshares is required to indemnify any director who has been successful on the merits or otherwise, in defense of a proceeding for reasonable expenses incurred in connection with the proceeding.

These indemnification and advancement of expenses provisions are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders, vote of directors or otherwise.

Notwithstanding the above, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon for us by Holland & Knight LLP, Washington, D.C.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2014 and the effectiveness of our internal control over financial reporting have been audited by Stegman & Company, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

* * *

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DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by Shore Bancshares, Inc., or the Corporation, in connection with the offering of the securities being registered hereby. All amounts shown are estimates.

Registration Fee - Securities and Exchange Commission	$932.16
Accounting Fees and Expenses	1,000	*
Legal Fees and Expenses	12,000	*
Printing Fees and Expenses	10,000	*
Miscellaneous	1,000	*
Total	$24,932.16

*Estimated

Item 15. Indemnification of Directors and Officers.

The Maryland General Corporation Law permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that:

(1)	the act or omission of the director was material to the matter giving rise to such proceeding and

(A)	was committed in bad faith or

(B)	was the result of active and deliberate dishonesty;

(2)	the director actually received an improper personal benefit in money, property, or services; or

(3)	in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Maryland law permits a corporation to indemnify a present and former officer to the same extent as a director.

In addition to the foregoing, a court of appropriate jurisdiction: (1) shall order indemnification of reasonable expenses incurred by a director who has been successful, on the merits or otherwise, in the defense of any proceeding identified above, or in the defense of any claim, issue or matter in the proceeding; and (2) may under certain circumstances order indemnification of a director or an officer who the court determines is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer, provided, however, that if the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, no indemnification may be made if the director or officer is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

The Maryland General Corporation Law also permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity, provided that the corporation shall have received:

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(1)	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

(2)	a written undertaking by or on behalf of the director to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The Corporation has provided for indemnification of directors, officers, employees and agents in Section (a)(5) of Article Seventh of its Amended and Restated Articles of Incorporation, or the Charter. This provision of the Charter reads as follows:

(5)       The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

The Maryland General Corporation Law authorizes a Maryland corporation to limit by provision in its Articles of Incorporation the liability of directors and officers to the corporation or to its stockholders for money damages except to the extent:

(1)	the director or officer actually receives an improper benefit or profit in money, property, or services, for the amount of the benefit or profit actually received, or

(2)	a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Corporation has limited the liability of its directors and officers for money damages in Section (a)(6) of Article Seventh of the Charter. This provision reads as follows:

(6)       To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

As permitted under Section 2-418(k) of the Maryland General Corporation Law, the Corporation has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the Corporation would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Section 8(k) of the Federal Deposit Insurance Act, or the FDI Act, provides that the Federal Deposit Insurance Corporation, or the FDIC, may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were “institution-affiliated parties,” as defined under the FDI Act, to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. The FDIC has adopted regulations prohibiting, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

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Item 16. Exhibits.

The exhibits filed with this Registration Statement are listed in the Exhibit Index which immediately follows the signatures hereto and which is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)       N/A;

(5)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

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(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date;

(6)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)–(g)       N/A.

(h)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)-(l)       N/A.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easton, State of Maryland, on August 12, 2015.

SHORE BANCSHARES, INC.:

By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on August 12, 2015.

/s/ Blenda W. Armistead*	/s/ Christopher F. Spurry*
Blenda W. Armistead, Director	Christopher F. Spurry, Director

/s/ David J. Bates*	/s/ W. Moorhead Vermilye*
David J. Bates, Director	W. Moorhead Vermilye, Director

/s/ Lloyd L. Beatty, Jr.	/s/ John H. Wilson*
Lloyd L. Beatty, Jr., Director	John H. Wilson, Director
President and Chief Executive Officer
/s/ George S. Rapp
/s/ James A. Judge *	George S. Rapp, Vice President and
James A. Judge, Director	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
/s/ Frank E. Mason, III*
Frank E. Mason, III, Director

/s/ David W. Moore *
David W. Moore, Director

*By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
3.1(i)	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on December 14, 2000)

3.1(ii)	Articles Supplementary filed for record on January 7, 2009 creating the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference Exhibit 4.1 of the Company’s Form 8-K filed on January 13, 2009)

3.1(iii)	Articles Supplementary filed for record on June 16, 2009 reclassifying all shares of authorized Fixed Rate Cumulative Perpetual Preferred Stock, Series A as shares of common stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on June 17, 2009)

3.2(i)	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(i) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007)

3.2(ii)	First Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(ii) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007)

3.2(iii)	Second Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(iii) of the Company’s Form 10-K for the year ended December 31, 2010)

3.2(iv)	Third Amendment to Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(iv) of the Company’s Form 10-K for the year ended December 31, 2010)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form S-3 filed on June 25, 2010)

5.1	Opinion of Holland & Knight LLP (previously filed)

23.1	Consent of Stegman & Company, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney (previously filed )